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                                                                    EXHIBIT 21.1



              SCHEDULE OF SUBSIDIARIES OF GABLES RESIDENTIAL TRUST



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
                                    JURISDICTION OF     OTHER NAMES UNDER WHICH
SUBSIDIARY                          ORGANIZATION        SUBSIDIARY DOES BUSINESS
----------------------------------  ------------------  ----------------------------------
Gables Realty Limited Partnership   Delaware            None

Gables GP, Inc.                     Texas               None

Central Apartment Management,       Texas               Gables Residential Services and
Inc.                                                    Gables Corporate Accommodations

East Apartment Management, Inc.     Georgia             Gables Residential Services and
                                                        Gables Corporate Accommodations

Gables-Tennessee Properties         Tennessee             None

Gables Central  Construction, Inc.  Texas                 None

Gables East Construction, Inc.      Georgia               None

Alpha Insurance Agency, Inc.        Georgia               None

Candlewood Gen Par, Inc.            Georgia               None

Candlewood-Indian Creek Limited     Georgia               None
Partnership

Pin Oak Green                       Texas                 None

Pin Oak Park Apartments             Texas                 None

GRT Villas Gen Par,                 Georgia               None
Inc. (f.k.a. Candle Creek, Inc.)

GRT Villas Limited Partnership      Texas                 None
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